Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP FOUR TIMES SQUARE NEW YORK 10036-6522 --------- TEL: (212) 735-3000 October 25, 2012	FIRM/AFFILIATE
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DigitalGlobe, Inc.

1601 Dry Creek Drive

Suite 260

Longmont, CO 80503

Re:	DigitalGlobe, Inc. – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to DigitalGlobe, Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-4 (together with all exhibits thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, issuable upon consummation of the merger (the “Merger”) of 20/20 Acquisition Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub 1”), with and into GeoEye, Inc., a Delaware corporation (“GeoEye”), with GeoEye continuing as the surviving entity and a direct wholly owned subsidiary of the Company. Immediately thereafter, GeoEye will merge with and into WorldView, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Merger Sub 2”), with Merger Sub 2 continuing as the surviving entity and direct wholly owned subsidiary of the Company to be renamed GeoEye, LLC, in each case pursuant to the Agreement and Plan of Merger, dated as of July 22, 2012 and amended as of August 30, 2012, by and among the Company, Merger Sub 1, Merger Sub 2 and GeoEye (the “Merger Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

DigitalGlobe, Inc.

October 25, 2012

In rendering the opinions stated herein, we have examined and relied upon the following:

(i) the Registration Statement, as filed with the Commission on August 30, 2012, Amendment No. 1 to the Registration Statement, as filed with the Commission on October 10, 2012 and Amendment No. 2 to the Registration Statement, as filed with the Commission on October 25, 2012;

(ii) the Merger Agreement;

(iii) a certificate from the Secretary of State of the State of Delaware, dated the date hereof, as to the existence and good standing of the Company in the State of Delaware;

(iv) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware and as certified by the Secretary of the Company (the “Certificate of Incorporation”);

(v) the Amended and Restated By-laws of the Company, as currently in effect and as certified by the Secretary of the Company; and

(vi) a copy of certain resolutions of the board of directors of the Company (the “Board of Directors”), as certified by the Secretary of the Company, adopted on July 20, 2012, relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Shares, the filing of the Registration Statement and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware (the “DGCL”). We do not express any opinion with respect to the law of any jurisdiction other than the DGCL and we do not express any opinion as to the effect of any other laws on the opinions herein stated.

DigitalGlobe, Inc.

October 25, 2012

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the issuance of Shares has been duly authorized and when (i) the Registration Statement becomes effective under the Act, (ii) the Merger is completed in accordance with the Merger Agreement and (iii) the Shares have been registered, in book-entry form, in the names of the holders of the common stock of GeoEye as contemplated by the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher and Flom LLP